Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 875 Third Avenue New York, NY 10022
troutman.com

January 20, 2021

Applied DNA Sciences, Inc.

50 Health Sciences Drive

Stony Brook, NY 11790

Re:       Registration of Warrant Shares

Ladies and Gentlemen:

Reference is made to the filing by Applied DNA Sciences, Inc., a Delaware corporation (the “Company”), with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form S-3 (the “Registration Statement”), filed on January 20, 2020, which includes a prospectus (the “Prospectus”).

We are rendering this opinion in connection with the filing by the Company with the SEC of the Registration Statement, relating to the offering by certain selling stockholders of up to 259,000 shares of the Company’s common stock, par value $0.001 share (the “Shares”). The Shares will be issued upon the exercise of certain warrants of the Company (the “Warrants”). The Warrants were issued pursuant to certain warrant exercise agreements dated October 7, 2020 (the “Warrant Exercise Agreements”).

We understand that the Shares upon the exercise of the Warrants are to be offered and sold in the manner set forth in the Prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

We have acted as your counsel in connection with the preparation of the Registration Statement. We are familiar with the proceedings taken by the board of directors of the Company (the “Board”) thereof of the Company in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we considered necessary to enable us to render this opinion, including, but not limited to: (i) the Registration Statement, (ii) the Warrants, (iii) the Warrant Exercise Agreements, (iv) the Company’s certificate of incorporation, as amended to date, (v) the Company’s amended and restated bylaws, as amended to date, (vi) certain resolutions of the Board, and (vii) such other corporate records and instruments, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

Applied DNA Sciences, Inc. January 20, 2021 Page 2

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, the authenticity of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such certified, conformed, photostatic or facsimile copies. In addition, we have assumed that the Shares will be offered in the manner and on the terms identified or referred to in the Prospectus. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company in accordance with the terms of the Warrants and upon receipt by the Company of the consideration therefor provided therein, will be validly issued, fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP

Troutman Pepper Hamilton Sanders LLP